Exhibit 4.16

PENN VIRGINIA MC CORPORATION

BYLAWS

As Amended October 26, 2015

ARTICLE I

STOCKHOLDERS

Section 1. Meetings.

(a) Annual Meeting. The annual meeting of stockholders for the election of directors and for other business shall be held on such date and at such time as may be fixed by the board of directors.

(b) Special Meetings. Special meetings of the stockholders may be called at any time by the chief executive officer, the president (if any), or a majority of the board of directors, or the holders of at least one-fifth of the shares of stock of the Company outstanding and entitled to vote.

(c) Place. Meetings of the stockholders shall be held at such place in the State of Delaware or elsewhere, as may be determined by the board of directors.

Section 2. Notice. Written notice of the time and place of all meetings of stockholders and of the purpose of each special meeting of stockholders shall be given to each stockholder entitled to vote thereat at least ten days before the date of the meeting, unless a greater period of notice is required by law in a particular case.

Section 3. Voting.

(a) Voting Rights. Except as otherwise provided herein, or in the Articles of Incorporation, or by law, every stockholder shall have the right at every stockholders’ meeting to one vote for every share standing in his name on the books of the Company which is entitled to vote at such meeting. Every stockholder may vote either in person or by proxy.

Section 4. Quorum. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of stock of the Company entitled to vote at a meeting shall constitute a quorum. If a quorum is not present, no business shall be transacted except to adjourn to a future time.

PENN VIRGINIA MC CORPORATION

BYLAWS

As Amended October 26, 2015

ARTICLE II

DIRECTORS

Section 1. Number of Directors Except as otherwise provided for in the Articles of Incorporation the number of directors constituting the board of directors shall be not less than three nor more than ten, the exact number to be fixed from time to time by the determination of a majority of the entire board of directors.

Section 2. Term of Office. Each director elected at an annual meeting of the stockholders shall hold office until the next annual meeting, unless properly removed or disqualified, and until such further time as his successor is elected and has qualified.

Section 3. Powers. The business of the Company shall be managed by the board of directors which shall have all powers conferred by law and these bylaws. The board of directors shall elect, remove or suspend officers, determine their duties and compensations, and require security in such amounts as it may deem proper.

Section 4. Meetings.

(a) Regular Meetings. Regular meetings shall be held at such times as the board shall designate by resolution. Notice of regular meetings need not be given.

(b) Special Meetings. Special meetings of the board may be called at any time by the chief executive officer and shall be called by him upon the written request of one-third of the directors. Written notice of the time, place and the general nature of the business to be transacted at each special meeting shall be given to each director at least three days before such meeting.

(c) Place. Meetings of the board of directors shall be held at such place as the board may designate or as may be designated in the notice calling the meeting.

Section 5. Quorum. A majority of the number of directors fixed by these bylaws shall constitute a quorum for the transaction of business at any meeting and, except as provided in Article VII, the acts of a majority of the directors present at any meeting at which a quorum is present shall be the acts of the board of directors.

Section 6. Vacancies. Vacancies in the board of directors (including one resulting from an increase by not more than two) shall be filled by vote of a majority of the remaining members of the board though, even though less than a quorum. Such election shall be for the balance of the unexpired term or until a successor is duly elected by the stockholders and has qualified.

PENN VIRGINIA MC CORPORATION

BYLAWS

As Amended October 26, 2015

ARTICLE III

EXECUTIVE COMMITTEE

The board of directors by resolution of a majority of the number of directors fixed by these bylaws may designate three or more directors to constitute an executive committee, which, to the extent provided in such resolution, shall have and may exercise all the authority of the board of directors except to approve an amendment of the Company’s articles of incorporation or a plan of merger, consolidation or exchange, or the voluntary dissolution of the corporation, or revocation of voluntary dissolution proceedings. If an executive committee is so designated it will elect one of its members to be its chairman.

ARTICLE IV

OFFICERS

Section 1. Election. At its first meeting after each annual meeting of the stockholders, the board of directors shall elect a chief executive officer, treasurer and secretary, and such other officers (including a president, one or more vice presidents, one or more assistant treasurers or one or more assistant secretaries) as it deems advisable. Any number of offices may be held by the same person.

Section 2. Chief Executive Officer. The chief executive officer shall perform the duties commonly incident to the office of chief executive officer and such other duties as the board of directors shall designate from time to time.

Section 3. Other Officers. The duties of any other officers shall be those usually related to their offices, except as otherwise prescribed by resolution of the board of directors.

Section 4. General. In the absence of the chief executive officer and the president (if any), the person who has served longest as vice president or any other officer designated by the board shall exercise the powers and perform the duties of the chief executive officer. The chief executive officer or any officer or employee authorized by him may appoint, remove or suspend agents or employees of the Company and may determine their duties and compensation.

PENN VIRGINIA MC CORPORATION

BYLAWS

As Amended October 26, 2015

ARTICLE V

INDEMNIFICATION

Section 1. Right to Indemnification. The Company shall indemnify any person who was or is a party or threatened to be a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, and whether formal or informal, and whether or not by or in the right of the corporation, by reason of the fact that he is or was a director or officer of the Company (or a predecessor corporation adsorbed in a merger or other transaction in which the predecessor’s existence cased upon consummation of the transaction), or, while a director or officer of the Company or such predecessor, is or was serving at the request of the Company or such predecessor as a director, officer, manager, partner, trustee, administrator, employee or agent of another corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity, for expenses (including attorney’s fees), judgments, fines, penalties, including any excise tax assessed with respect to an employee benefit plan, and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding, to the fullest extent provided by the Delaware General Corporation Law as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than permitted prior to such amendment).

Section 2. Advance of Expenses. Subject to Section 3, expenses incurred by any person who is or was a director or officer of the Company in defending any threatened pending or completed action, suit or proceeding described in Section 1 shall be paid by the Company in advance of the final disposition of such action, suit or proceeding upon receipt of a written undertaking by or on behalf of such person to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Company.

Section 3. Procedure for Determining Permissibility. The procedure for determining the permissibility of indemnification and the advancement of expenses pursuant to this Article V shall be that set forth in Section 145 of the Delaware General Corporation Law, provided that, if there has been a change in control of the Company between the time of the action or failure to act giving rise to the claim for indemnification or the advancement of expenses and such claim, then at the option of the person seeking indemnification or the advancement of expenses, the permissibility of indemnification or the advancement of expenses shall be determined by special legal counsel selected jointly by the Company and the person seeking indemnification. The

PENN VIRGINIA MC CORPORATION

BYLAWS

As Amended October 26, 2015

reasonable expenses of any person in prosecuting a successful claim for indemnification, and the fees and expenses of any special legal counsel engaged to determine the permissibility of indemnification or the advancement of expenses, shall be borne by the Company. The Company shall promptly take all such action and make all such determinations as shall be necessary or appropriate to comply with its obligations to provide indemnification or advance expenses pursuant to this Article V.

Section 4. Contractual Obligation; Inuring of Benefit. The obligations of the Company to indemnify or advance expenses to a person under this Article V shall be considered contractual obligations of the Company to such person, subject only to the determination of permissibility as set forth in the preceding Section, which obligations shall be deemed vested as of the date that such person became a director or officer of the Company. While any provision of this Article V may be amended, modified or repealed, no such amendment, modification or repeal shall affect, to the detriment of such person, the obligations of the Company to indemnify or advance expenses to such person in connection with a claim based on any act or failure to act occurring before such amendment, modification or repeal, regardless of when such claim may arise or be asserted. The obligations of the Company to indemnify or advance expenses to a person under this Article V shall inure to the benefit of the heirs, executors and administrators of such person.

Section 5. Insurance and Other Indemnification. The board of directors of the Company shall have the power but shall not be obliged to (a) purchase and maintain, at the Company expense, insurance on behalf of the Company and its director, officers, employees and agents against liabilities asserted against any of them, including the Company’s obligations to indemnify and advance expenses, to the extent that power to do so is not prohibited by applicable law, and (b) give other indemnification to the extent not prohibited by applicable law.

ARTICLE VI

CERTIFICATES OF STOCK

Section 1. Share Certificates. Every stockholder of record shall be entitled to a share certificate representing the shares held by him. Every share certificate shall bear the corporate seal and shall be executed in accordance with applicable law.

Section 2. Transfers. Shares of stock of the Company shall be transferable on the books of the Company only by the registered holder or by duly authorized attorney. A transfer shall be made only upon surrender of the share certificate.

PENN VIRGINIA MC CORPORATION

BYLAWS

As Amended October 26, 2015

ARTICLE VII

AMENDMENTS

These bylaws may be changed at any regular or special meeting of the board of directors by the vote of a majority of the number of directors fixed by these bylaws or at any annual meeting or special meeting of stockholders by the vote of the holders of a majority of the outstanding stock entitled to vote. Notice of any such meeting of stockholders shall set forth the proposed change or a summary thereof.